Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into as of March [10], 2023 (the “Effective Date”) by and between Hexin Global Limited, a British Virgin Islands corporation (“Hexin”), Viner Total Investments Fund, a Cayman Island corporation (“Viner”), Jinhe Capital Limited, a British Virgin Islands corporation (“Jinhe”), St. Hudson Group LLC, a Delaware Limited Liability Company (“Hudson”), Imperii Strategies LLC, a Delaware Limited Liability Company (“Imperii”), Isyled Technology Limited, a Hong Kong company (“Isyled”), and HS-QYNM Family Inc., a New York corporation (“HSQ”) (the foregoing collectively “Plaintiffs”) on the one hand, and Singularity Future Technology, Ltd. f/k/a Sino-Global Shipping America, Ltd., a Virginia corporation trading on the Nasdaq Global Markets Exchange under the ticker symbol SGLY (formally SINO) (“Singularity” or “Company”), Yang “Leo” Jie, a natural person residing at 81a Hampshire Road, Great Neck, New York (“Jie”), and Jing “Angela” Shan, a natural person residing in West New York, New Jersey (“Shan”) (Singularity, Jie and Shan collectively “Defendants”), on the other hand. The foregoing entities and individuals are collectively referred to herein as the “Parties.”

WHEREAS, on or about November 10, 2021, Singularity and Jinhe entered into an Advisory Agreement, under which Jinhe agreed to provide general financial advisory services to Singularity in exchange for 500,000 shares of Singularity common stock;

WHEREAS, on or about December 14, 2021, Hexin, Viner, Hudson, Imperii, Isyled, and HSQ (collectively “SPA Plaintiffs”) and Singularity entered into a Securities Purchase Agreement (“SPA”), pursuant to which the SPA Plaintiffs each agreed to purchase restricted shares of Singularity common stock at $3.26 per share;

WHEREAS, under the SPA, Hexin agreed to purchase 900,000 shares of Singularity common stock, Viner agreed to purchase 978,807 shares of Singularity common stock, Hudson agreed to purchase 800,000 shares of Singularity common stock, Imperii agreed to purchase 200,000 shares of Singularity common stock, Isyled agreed to purchase 150,000 shares of Singularity common stock, and HSQ agreed to purchase 200,000 shares of Singularity common stock;

WHEREAS, the SPA Plaintiffs paid for their shares of Singularity common stock pursuant to the SPA; Jinhe performed under the Advisory Agreement; and Singularity issued each Plaintiff shares of restricted Singularity common stock pursuant to the SPA and Advisory Agreement, as applicable;

WHEREAS, on September 23, 2022, Hexin and Viner filed a lawsuit in the Southern District of New York captioned Hexin Global Limited, et ano. v. Singularity Future Technology, Ltd., et al., Case No. 22-cv-08160-LJL, against Defendants, Tuo “Tina” Pan (“Pan”), and Lei Cao (“Cao”) alleging, inter alia, violations of federal securities laws, common law fraud and breaches of contract (“Hexin Action”);

WHEREAS, on October 6, 2022 Jinhe commenced a civil action in the Southern District of New York against Singularity captioned Jinhe Capital Limited v. Singularity Future Technology, Ltd., Case No. 22-cv-08538-LJL, against Defendant Singularity alleging, inter alia, breaches of contract (“Jinhe Action”);

WHEREAS, on December 5, 2022, Hudson, Imperii, Isyled, and HSQ filed a lawsuit in the Southern District of New York captioned St. Hudson Group LLC, et al. v. Singularity Future Technology Ltd., et al., Case No. 22-cv-10290-LJL, against Defendants, Pan, and Cao alleging, inter alia, violations of federal securities laws, common law fraud and breaches of contract (“Hudson Action,” and collectively with the Hexin Action and Jinhe Action, the “Actions”);

WHEREAS, Defendants have appeared in the Hexin Action and Hudson Action, and Singularity appeared in the Jinhe Action; Pan and Cao have not appeared in the Hexin Action or the Hudson Action;

WHEREAS, Defendants do not admit, and specifically deny, any liability to the Plaintiffs;

WHEREAS, on January 10, 2023 the Honorable Lewis J. Liman consolidated the Actions pursuant to Rule 42(a) of the Federal Rules of Civil Procedure;

WHEREAS, mutually desiring to avoid the burdens, risks and expenses of litigation between themselves, and without Defendants admitting any liability whatsoever with respect to the Actions, the Parties have entered into this Agreement to facilitate a full and final resolution and settlement of the Actions, and to fully and finally resolve and settle any and all disputes between themselves;

NOW, THEREFORE, with the foregoing background being incorporated herein by reference, and made part hereof, and in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Payment.

a.	In full settlement of Plaintiffs’ claims against Defendants, Defendants shall pay Plaintiffs $10,525,910.82 (the “Payment”) by depositing the Payment into an escrow account (the “Escrow Account”) pursuant to the terms of an escrow agreement substantially in the form attached hereto as Exhibit A (“Escrow Agreement”) within five (5) business days of the Effective Date.

b.	Defendants specifically disclaim any role or knowledge in how the Payment will be apportioned between and among the Plaintiffs, but Plaintiffs represent and warrant that all Plaintiffs have agreed to the Payment distribution, according to a specific agreement between and among Plaintiffs, to which Defendants are not parties.

2.	Stock Power. In connection with the following forfeitures and cancellations, each undersigned Plaintiff shall deliver to the Escrow Agent, as defined in the Escrow Agreement, a duly executed stock power in the form attached as Exhibit B hereto (“Stock Power”) within five business days of the Effective Date.

3.	Distribution. Upon receipt of the Payment and the Stock Powers, the Escrow Agent shall distribute the Payment and Stock Powers pursuant to the Escrow Agreement.

4.	Cancellation of Shares. Upon the Company’s receipt of the Stock Powers from the Escrow Agent, (i) the Plaintiffs each agree to irrevocably forfeit the shares of common stock of the Company each acquired pursuant to the SPA and Advisory Agreement, as applicable, and (ii) the Company may instruct its transfer agent to cancel those shares on the books and records of the Company.

5.	No Prior Transfers, Etc. As of the Effective Date, each Plaintiff represents and warrants that the shares of common stock of the Company each Plaintiff acquired pursuant to the SPA and Advisory Agreement, as applicable, have not, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of since the date of acquisition of the shares by the undersigned Plaintiffs. Plaintiff Isyled specifically represents and warrants that it is the owner of all shares purchased by Tieding Solar Ltd. pursuant to the SPA and all claims arising therefrom, and has the requisite authority to enter into this Agreement with respect to those shares.

6.	Default. In the event of a default in the remittance of the Payment required to be made pursuant to Paragraph 1 above, and a failure to cure such default within five business days after written notice of such default from Plaintiffs to Singularity, Plaintiffs may move to restore the Actions to the trial calendar before the Honorable Lewis J. Liman, by letter or other method acceptable to the Court, and resume the litigation without prejudice to any rights or remedies, all of which are expressly reserved, of Plaintiffs or Defendants.

7.	Dismissal of the Actions. The Parties acknowledge that by order of the Honorable Lewis J. Liman dated February 24, 2023, the Actions have been dismissed without prejudice, and that this Agreement fully and finally resolves any claims that were, or which could have been, raised in any of the Actions. Accordingly, the Parties agree that within five (5) business days after receipt of the Payment, Plaintiffs will submit a proposed stipulated order to the Honorable Lewis J. Liman requesting that the Actions be dismissed with prejudice. The Parties shall bear their own respective costs (including without limitation attorneys’ fees) in the Actions.

8.	Release of Defendants. Upon the Escrow Agent’s complete distribution of the Payment to Plaintiffs pursuant to the terms of the Escrow Agreement, Plaintiffs, on their own behalf and on behalf of their current and former officers, managers, directors, shareholders, employees, divisions, parents, subsidiaries, affiliates, heirs, assigns, beneficiaries, successors, agents, attorneys, and representatives (collectively, the “Plaintiff Releasors”), do hereby fully release, remise and forever discharge Defendants and their current and former officers, managers, directors, shareholders, employees, divisions, parents, subsidiaries, affiliates, heirs, assigns, beneficiaries, successors, agents, attorneys, and representatives (collectively, the “Defendant Releasees”), of and from the claims alleged and claims that were or which could have been alleged by Plaintiffs in the Actions (such claims are collectively referred to in this paragraph only as the “Released Claims”). The Plaintiff Releasors agree that this instrument may be treated as a complete defense to any action or proceeding that may be brought, instituted or taken by the Plaintiff Releasors or their subrogees against any of the Defendant Releasees on the Released Claims and shall forever be a complete bar to the commencement or prosecution of any action or proceeding by the Plaintiff Releasors or their subrogees against any of the Defendant Releasees for any damages, costs or attorneys’ fees arising from or in any way connected with the Released Claims. The Plaintiff Releasors represent and warrant to the Defendant Releasees that they have not assigned or otherwise transferred any of the Released Claims to any individual, firm, corporation or other legal entity.

9.	Release of Plaintiffs. Upon the Escrow Agent’s complete distribution of the Stock Powers to Singularity pursuant to the terms of the Escrow Agreement, Defendants, on their own behalf and on behalf of their current and former officers, managers, directors, shareholders, employees, divisions, parents, subsidiaries, affiliates, heirs, assigns, beneficiaries, successors, agents, attorneys, and representatives (collectively, the “Defendant Releasors”), hereby fully release, remise and forever discharge Plaintiffs and their current and former officers, managers, directors, shareholders, employees, divisions, parents, subsidiaries, affiliates, heirs, assigns, beneficiaries, successors, agents, attorneys, and representatives (collectively, the “Plaintiff Releasees”) of and from any and all claims which were, or could have been, alleged in the Actions (such claims are collectively referred to in this paragraph only as the “Released Claims”). The Defendant Releasors agree that this instrument may be treated as a complete defense to any action or proceeding that may be brought, instituted or taken by the Defendant Releasors or their subrogees against any of the Plaintiff Releasees on the Released Claims and shall forever be a complete bar to the commencement or prosecution of any action or proceeding by the Defendant Releasors or their subrogees against any of the Plaintiff Releasees for any damages, costs or attorneys’ fees arising from or in any way connected with the Released Claims. The Defendant Releasors represent and warrant to the Plaintiff Releasees that they have not assigned or otherwise transferred any of the Released Claims to any individual, firm, corporation or other legal entity.

10.	Miscellaneous.

a.	No Admission. The Parties agree that the execution of this Agreement and/or the performance of any of the covenants or obligations hereunder is in no way an admission of any fact or matter or liability whatsoever, and that the consideration mutually given by the Parties hereunder is given solely to terminate further controversy with respect to the Actions.

b.	Entire Agreement. This Agreement, with all exhibits, schedules and attachments hereto and thereto, represents the entire agreement between the Parties relating to the subject matter hereof. This Agreement, with all exhibits, schedules and attachments hereto and thereto, alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all Parties hereto.

c.	Execution Knowing and Voluntary. In executing this Agreement, the Parties severally acknowledge and represent that each: (a) has fully and carefully read and considered the terms of this Agreement; (b) has been or has had the opportunity to be fully advised by legal counsel of the effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind and without relying on any statement, representation or commitment of any kind made by any other Party, or by the other Party’s representatives, successors, assignees, heirs, officers, directors, shareholders, employees, agents, or attorneys.

d.	Construction. The Parties represent that this Agreement represents the collaborative drafting efforts of all Parties through their respective attorneys. Accordingly, none of the Parties will be entitled to have any language contained in this Agreement construed against the other because of the identity of the drafter.

e.	Headings; Context. The titles and headings in this Agreement are included only for ease of reference and shall have no substantive effect.

f.	Amendment. The Parties agree that this Agreement, including this provision, may only be modified, amended or changed by a written document executed by each of the Parties to this Agreement.

g.	Assignment. This Agreement shall not be assigned by any Party without the prior written consent of the other Parties.

h.	Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

i.	Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching Party or Parties shall reimburse the non-breaching Party or Parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

j.	Waiver. A waiver of any of the terms of this Agreement, including this provision, shall not be valid unless it is in writing and signed by all Parties. The failure of a Party to enforce any of the provisions of the Agreement at any time, or to require performance by any other Party of any of this Agreement’s provisions, shall not in any way be construed: (i) as a waiver of such provisions; (ii) to affect the validity of any part of this Agreement; or (iii) to affect the right of a Party to thereafter enforce each and every provision of the Agreement. Waiver of any breach of this Agreement shall not be deemed to be a waiver of any other or subsequent breach of this Agreement.

k.	Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein until the expiration of the applicable statute of limitations. This Agreement shall be binding upon and inure to the benefit of the Parties and their legal representatives, heirs, successors, assigns, employees, officers, directors and shareholders.

l.	Choice of Law/Venue. This Agreement shall be subject to, interpreted, construed, enforced and governed by and in accordance with laws of the State of New York. The Parties hereto agree that any action, suit or proceeding in any way concerning or relating to this Agreement or its subject matter shall be commenced or restored in the United States District Court, Southern District of New York, before the Honorable Lewis J. Liman (the “Venue Court”) or, only if the Venue Court lacks subject matter jurisdiction, before the New York State Supreme Court, New York County (the “Alternate Court”). The Parties hereby irrevocably submit to the exclusive jurisdiction of the Venue Court (or, if applicable, the Alternate Court) and hereby irrevocably waive, and agree not to assert in any such action, suit, or proceeding the argument that (i) it is not personally subject to the jurisdiction of the Venue Court (or, if applicable, the Alternate Court) or (ii) the Venue Court (or, if applicable, the Alternate Court) is an improper or inconvenient venue for such action, suit, or proceeding.

m.	Counterparts; Facsimile Signatures. This Agreement may be signed in counterparts, any of which shall be deemed an original, and all of which together shall constitute one and the same instrument, notwithstanding that all of the Parties hereto are not a signatory to the original or the same counterpart. Electronic signatures shall have the same binding force and effect as original signatures.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first shown above.

Plaintiffs		Defendants

Hexin Global Limited		Singularity Future Technology, Ltd.

/s/ ZHOU CHUNTAO		/s/ HENG WANG
Name:	ZHOU CHUNTAO	Name:	HENG WANG
Title:	CEO	Title:	Director

Viner Total Investments Fund		Yang “Leo” Jie

/s/ WONG HO TIM		/s/ Yang “Leo” Jie
Name:	WONG HO TIM	By:	Yang “Leo” Jie, Individually
Title:	DIRECTOR

Jinhe Capital Limited		Jing “Angela” Shan, Individually

/s/ LIZHI YONG		/s/ Jing “Angela” Shan
Name:	LIZHI YONG	By:	Jing “Angela” Shan, Individually
Title:	CEO

St. Hudson Group LLC

/s/ Duo Liu
Name:
Title:

Imperii Strategies LLC

/s/ Jing Cao
Name:	Jing Cao
Title:	CEO

Isyled Technology Limited

/s/ Yidong Hu
Name:
Title:

HS-QYNM Family Inc.

Name:
Title:

EXHIBIT A

This ESCROW AGREEMENT dated March [ 10], 2023 by and among by and between (1) Hexin Global Limited, a British Virgin Islands corporation (“Hexin”), Viner Total Investments Fund, a Cayman Island corporation (“Viner”), Jinhe Capital Limited, a British Virgin Islands corporation (“Jinhe”), St. Hudson Group LLC, a Delaware Limited Liability Company (“Hudson”), Imperii Strategies LLC, a Delaware Limited Liability Company (“Imperii”), Isyled Technology Limited, a Hong Kong company (“Isyled”), and HS-QYNM Family Inc., a New York corporation (“HSQ”) (the foregoing collectively “Plaintiffs”), (2) Singularity Future Technology, Ltd. f/k/a Sino-Global Shipping America, Ltd., a Virginia corporation trading on the Nasdaq Global Markets Exchange under the ticker symbol SGLY (formally SINO) (“Singularity” or “Company”), Yang “Leo” Jie, a natural person residing at 81a Hampshire Road, Great Neck, New York (“Jie”), and Jing “Angela” Shan, a natural person residing in West New York, New Jersey (“Shan”) (Singularity, Jie and Shan collectively “Defendants”), and (3) Sichenzia Ross Ference LLP, a New York Limited Liability Partnership (“Escrow Agent”). The foregoing entities and individuals are collectively referred to herein as the “Parties.”

W I T N E S S E T H

WHEREAS, Plaintiffs and Defendants are parties to that certain Settlement Agreement dated March___ , 2023 (the “Settlement Agreement”); and

WHEREAS, the Settlement Agreement provides for the payment of certain specified funds and/or the deposit of certain specified Stock Powers into escrow; and

WHEREAS, Escrow Agent is willing to retain such funds and/or Stock Powers as escrow agent upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties contained herein, the Parties hereby agree as follows:

1.	Capitalized terms used or incorporated herein but not defined herein will have the meanings given to them in the Settlement Agreement.

2.	Plaintiffs and Defendants hereby appoint Escrow Agent to serve as the escrow agent under this Escrow Agreement and Escrow Agent accepts such appointment, subject to the terms and conditions hereof.

3.	Within five (5) business days of the Effective Date, Defendants shall deposit with the Escrow Agent the amount required pursuant to the Settlement Agreement in immediately available funds (such amount, the “Deposit”). The Deposit shall be deposited with the Escrow Agent at:

Citibank

153 East 53rd Street, 23rd Floor
New York, NY 10022

A/C of Sichenzia Ross Ference LLP

A/C#: 4974921703

ABA#: 021000089

SWIFT Code: CITIUS33

4.	The foregoing Deposit, plus all interest, dividends, gains or other income earned with respect thereto (if any), less any funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as “Escrow Funds.”

5.	All interest, gains, and other income (if any) earned with respect to the Escrow Account (its “Escrow Earnings”) shall be credited to and held in such Escrow Account.

6.	Within five (5) business days of the Effective Date, each Plaintiff shall deliver to the Escrow Agent a duly executed Stock Power.

7.	Escrow Agent agrees to hold all Escrow Funds, Escrow Earnings, and/or Stock Powers paid, deposited, or delivered into escrow (collectively, the “Escrowed Property”) in accordance with the terms and conditions contained herein.

8.	Pending the payment and/or delivery of the Escrowed Property out of escrow as provided herein, Escrow Agent shall hold all Escrow Funds in its attorneys’ trust account.

9.	Upon receipt of (i) free and clear funds in the amount of the Payment identified in Paragraph 1 of the Settlement Agreement, and (ii) seven executed Stock Powers, one from each Plaintiff, Escrow Agent shall, from time to time, deliver all or some of the monies and/or Stock Powers then constituting the Escrowed Property to Plaintiffs and Defendants.

a.	Escrow Agent shall deliver the monies in accordance with written instructions jointly executed by all Plaintiffs as Escrow Agent may receive.

b.	Escrow Agent shall deliver the Stock Powers in accordance with written instructions executed by Singularity as Escrow Agent may receive.

10.	Escrow Agent shall not be under any duty to give the Escrowed Property any greater degree of care than it gives its own similar property, and it shall have no liability hereunder, except for the willful breach of its duties hereunder.

11.	Escrow Agent shall have no duties or responsibilities except those expressly set forth herein, and no implied duties or obligations should be read into this Escrow Agreement against Escrow Agent. Escrow Agent need not refer to, and will not be bound by, the provisions of any other agreement.

12.	Escrow Agent may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on advice of counsel.

13.	Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it. Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents, Stock Powers, or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, Stock Power, security or endorsement.

14.	Escrow Agent will receive $3,000 for its services hereunder, payable from the Escrow Funds.

15.	In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from Plaintiffs or Defendants, or both, with respect to the Escrowed Property, which, in its opinion, are in conflict with any of the provisions hereof (i) it shall be entitled to refrain from taking any action, and in doing so shall not become liable in any way or to any person for its failure or refusal to comply with such conflicting demands, and it shall be entitled to continue so to refrain from acting and so refuse to act until it shall be directed otherwise, in writing, jointly by Plaintiffs and Defendants or until it shall receive a final determination of a court of law, arbitration panel, or similar adjudicative body, or (ii) it may commence as interpleader action in any court of competent jurisdiction to seek an adjudication of the rights of Plaintiffs and Defendants.

16.	Escrow Agent may act in reliance upon any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed by a proper person or persons, and may assume that any of the officers of Plaintiffs or Defendants purporting to act on behalf of Plaintiffs or Defendants in giving any such notice or other instrument in connection with the provisions hereof has been duly authorize to do so.

17.	In the event that Escrow Agent shall by written notice request of Plaintiffs and Defendants instructions jointly executed by them regarding any matter arising in connection with this Escrow Agreement, and such parties shall not, within fifteen (15) days after the giving of such notice, deliver to Escrow Agent written instructions reasonably satisfactory to Escrow Agent in relation to such matter, Escrow Agent may retain counsel to advise it in such connection or act pro se.

18.	(a)	In the event that Escrow Agent retains counsel or otherwise incurs any legal fees by virtue of any provision of this Escrow Agreement, the reasonable fees and disbursements of such counsel and any other liability, loss or expense which it may thereafter suffer or incur in connection with this Escrow Agreement or the performance or attempted performance in good faith of its duties hereunder shall be paid (or reimbursed to it) by Plaintiffs, jointly and severally. In the event that Escrow Agent shall become a party to any litigation in connection with its functions as Escrow Agent pursuant to this Escrow Agreement, whether such litigation shall be brought by or against it, the reasonable fees and disbursements of counsel to Escrow Agent and the amounts attributable to services rendered by members or associates of Escrow Agent at the then prevailing hourly rate charged by them and disbursements incurred by them, together with any other liability, loss or expense which it may suffer or incur in connection therewith, shall be paid (or reimbursed to it) by Plaintiffs, jointly and severally, unless such loss, liability or expense is due to the willful breach by Escrow Agent of its duties hereunder.

(b)	Plaintiffs jointly and severally hereby unconditionally agree to indemnify Escrow Agent and hold it harmless from and against any and all taxes (including Federal, state and local taxes of any kind and other governmental charges), expenses, damages, actions, suits or other charges incurred by or brought or assessed against it for (i) anything done or omitted by it in the performance of its duties hereunder, or (ii) an account of its acting in its capacity as an Escrow Agent or stakeholder hereunder, except as a result of its willful breach of its duties under this Escrow Agreement.

(c)	All expenses incurred by Escrow Agent in connection with the performance of its duties hereunder shall be paid (or reimbursed to it) by Plaintiffs, jointly and severally.

(d)	The agreements contained in this paragraph 18 shall survive any termination of the duties of Escrow Agent hereunder.

19.	Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving Plaintiffs and Defendants at least fifteen (15) days’ prior written notice thereof. As soon as practicable after its resignation, Escrow Agent shall turn over to the successor escrow agent appointed by Plaintiffs and Defendants the Escrowed Property then held by Escrow Agent upon presentation of the document appointing the new Escrow Agent and its acceptance thereof. If no new Escrow Agent is so appointed within thirty (30) days following such notice of resignation, Escrow Agent may deposit the Escrowed Property with, and commence an inter-pleader or other appropriate action in, any court of competent jurisdiction.

20.	Plaintiffs and Defendants may each terminate this Agreement by giving written notice to Escrow Agent and the other parties, by certified or registered mail, ten (10) business days prior to the effective date of termination, to the effect that the non-terminating party(ies) failed to satisfy its/their obligations under the Settlement Agreement. Within three (3) business days after receiving notice of termination, the non-terminating party(ies) shall advise Escrow Agent, in writing, by certified or registered mail, if it/they disputes the termination. Upon receiving such advice, Escrow Agent shall take no action until it receives either (i) a letter signed by both Plaintiffs and Defendants jointly directing it to deliver the Escrowed Property to one or both parties in accordance with the terms set forth in such letter or (ii) a final determination by a court of law, arbitration panel or similar adjudicative body specifying the manner in which the Escrowed Property is to be turned over by Escrow Agent. If, on or prior to the effective date of termination, the non-terminating party fails to advise Escrow Agent that it disputes the termination, Escrow Agent shall thereupon turn over the Escrowed Property to the terminating party. This Escrow Agreement, with the exception of the provisions that specifically survive termination, shall terminate 60 days following the Effective Date if the Escrowed Property has been distributed by the Escrow Agent. If the Escrow Agent still holds Escrowed Property 60 days following the Effective Date, the Escrow Agent shall resign pursuant to the terms in Paragraph 19 and this Escrow Agreement shall terminate 30 days following distribution of the Escrowed Property, with the exception of the provisions that specifically survive termination.

21.	For the purpose of this Escrow Agreement, a determination will be deemed final once Escrow Agent receives a written notification from counsel that no appeal of the determination is permitted, or that the time to appeal has expired.

22.	Escrow Agent shall have no responsibility for the contents of any writing of any arbitrator contemplated herein and may rely without liability upon the contents thereof.

23.	The terms and provisions of this Escrow Agreement may not be waived, discharged or terminated orally, but only by an instrument in writing signed by the person or persons against whom enforcement of the discharge, waiver or termination is sought.

24.	Escrow Agent shall not be bound by any modification of the provisions of this Escrow Agreement, unless such modification is in writing and signed by Plaintiffs and Defendants, and, with respect to any modification in its duties or its rights of indemnification hereunder, it shall have given its prior written consent thereto.

25.	Plaintiffs and Defendants shall, from time to time, execute such documents and perform such acts as Escrow Agent may reasonably request and as may be necessary to enable Escrow Agent to perform its duties hereunder or effectuate the transactions contemplated by thus Escrow Agreement.

26.	Each of the Plaintiffs, Defendants, and the Escrow Agent hereby represents and warrants, individually and not with respect to any other party to this Escrow Agreement (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by itself do not and will not violate any applicable law or regulation.

27.	The rights created by this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the heirs, successors, assigns and personal representatives of Escrow Agent, Plaintiffs and Defendants.

28.	This Escrow Agreement shall be governed by, and its provisions construed in accordance with the laws of the State of New York.

29.	This Escrow Agreement may be signed in counterparts, any of which shall be deemed an original, and all of which together shall constitute one and the same instrument, notwithstanding that all of the Parties hereto are not a signatory to the original or the same counterpart. Electronic signatures shall have the same binding force and effect as original signatures.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the day and year first above written.

Plaintiffs	Defendants

Hexin Global Limited	Singularity Future Technology, Ltd.

Name:	Name:
Title:	Title:

Viner Total Investments Fund	Yang “Leo” Jie

Name:	By:
Title:

Jinhe Capital Limited	Jing “Angela” Shan

Name:	By:
Title:

St. Hudson Group LLC

Name:
Title:

Imperii Strategies LLC

Name:
Title:

Isyled Technology Limited

Name:
Title:

HS-QYNM Family Inc.

Name:
Title:

Escrow Agent

Sichenzia Ross Ference, LLP

Name:
Title:

EXHIBIT B

All certificates to be transferred must be enclosed with this stock power

The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this power must be guaranteed by an eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or Savings Association participating in a Medallion Program approved by the Securities Transfer Association, Inc. No other form of signature guarantee is acceptable.

STOCK POWER

For value received I/we hereby sell, assign and transfer unto

(Print or Type Name)

(Address of Transferee)

SS# or Tax ID__________________________.

___________________________________________Book shares of the	________________________________.

(Name of Company)

Represented by Account number(s)__________________________.

The undersigned does (do) hereby irrevocably constitute and appoint TranShare Corporation to transfer the said stock on the books of said company with full power of substitution in the premises.

(Must check one) Note: If any cost basis information below is not completed the issuer will be notified and given two weeks to provide the data. If the data is not provided at the end of the two weeks, the request will not be processed and will be rejected back to the issuer.

Original Cost_______________________________	Original Issuance/Purchase Date____________________

Current Cost for this transaction _______________________

Gift _________Purchase/Sell ________(Includes both Private and Public Purchases) Compensation ______(Includes payment for services)

Date _____________________

(Signature of Registered Holder completing the stock power)

(Print Name of Registered Holder)

(Signature of Joint Registered Holder completing the stock power)

(Print Name of Joint Registered Holder)

(Affix Medallion Signature Guarantee imprint in space to the right)